Exhibit 99.1

Contacts:	Betty Wiggins	Jim Fanucchi
	Optika Inc.	Summit IR Group
	(719) 260-4388	(408) 404-5400
jim@summitirgroup.com

Optika Inc. Announces Preliminary Q1 2004 Financial Results

First Quarter Revenue Expected to Exceed Original Guidance Range

COLORADO SPRINGS, Colo. — April 5, 2004 — Optika® Inc. (NASDAQ: OPTK), a leading Enterprise Content Management provider of imaging, workflow, collaboration and records management software, today updated revenue guidance for the first quarter of fiscal 2004, ended March 31, 2004. The company expects revenue for the first quarter to be approximately $5.6 million, which exceeds the revenue guidance originally provided on Jan. 20, 2004.

Conference Call Scheduled for April 8, 2004

Optika management will hold a conference call to discuss the company’s first quarter financial results on April 8 at 9:00 a.m. Eastern Time. To access the conference call, dial (973) 582-2767 by 8:50 a.m. Eastern Time. A replay of the conference call will be available until April 22. To access the recording, dial (973) 341-3080, passcode: 4651054. A live webcast of the conference call will also be available via the company’s Web site at www.optika.com.

About Optika

Headquartered in Colorado Springs, Colo., Optika Inc (NASDAQ:OPTK) is a leading provider of imaging, workflow, collaboration and records management software. Optika’s Acorde™ family of Enterprise Content Management (ECM) solutions allows companies to streamline their business processes, eliminate paper and increase operational efficiencies. The company’s more than 2000 customers worldwide include The Home Depot, Merrill Lynch, Georgia-Pacific, Bayer Corporation, Turner Broadcasting Systems, Airborne Express, and SBC Communications. For more information about Optika and the Acorde product family, contact the company at 719.548.9800 or visit www.optika.com.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements that are subject to risks, uncertainties and other factors that could be deemed forward-looking statements and could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, industry ranking, timing of closing, market or customer needs, organizational structure and execution of integration plans are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the Stellent/Optika merger does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that Optika and Stellent are unable to transition customers, successfully execute their integration strategies, or achieve planned synergies; lack of market acceptance of the Stellent and Optika suite of products, failure of the market for enterprise content management software to develop and grow as quickly as expected; delays and difficulties in introducing new products and enhancements to address the needs of specific vertical markets; the introduction of new products or services by competitors that could delay or reduce sales; the failure of reseller and OEM programs to develop as expected; the impact of world and geopolitical events on sales cycles and transaction closure rates; and actual or perceived declining economic conditions that could negatively affect sales and profits; other risks that are described from time to time in Stellent and Optika’s Securities and Exchange Commission reports. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Stellent and Optika’s results could differ materially from either company’s expectations in these statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Optika as of the date hereof, and Optika assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

Additional Information And Where To Find It

In connection with the proposed merger, Stellent (NASDAQ: STEL) and Optika have filed a joint proxy statement/prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF STELLENT AND OPTIKA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT STELLENT, OPTIKA AND THE PROPOSED MERGER. Investors and security holders may obtain without charge copies of the joint proxy statement/prospectus and other relevant materials and any other documents filed by Stellent or Optika with the Securities and Exchange Commission at the SEC’s web site at http://www.sec.gov. A free copy of the joint proxy statement/prospectus and other relevant materials, and any other documents filed by Stellent or Optika with the SEC, may also be obtained from Stellent and Optika. In addition, investors and security holders may access copies of the documents filed with the SEC by Stellent on Stellent’s website at www.Stellent.com. Investors and security holders may obtain copies of the documents filed with the SEC by Optika on Optika’s website at www.Optika.com.

Information Concerning Participants

Each of Stellent and Optika and their respective officers and directors may be deemed to be participants in the solicitation of proxies from their respective stockholders in favor of the transaction. Information about the directors and executive officers of Stellent may be found in Stellent’s definitive proxy statement for its 2003 annual meeting of stockholders and in Stellent’s annual report on Form 10-K for the fiscal year ended March 31, 2003. Information about the directors and officers of Optika may be found in Optika’s definitive proxy statement for its 2003 annual meeting of stockholders and in Optika’s annual report on Form 10-K for the fiscal year ended December 31, 2003. In addition, information regarding the interests of Optika’s officers and directors in the transaction has been included in the joint proxy statement/prospectus.

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